EXHIBIT 3.26

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

NISKA GS HOLDINGS II, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

FIRST:                    The name of the limited partnership is Niska GS Holdings II, L.P. (the “Partnership”)

SECOND:              The Certificate of Limited Partnership of the Partnership is hereby amended by deleting the third paragraph and inserting in lieu thereof a new third paragraph to read as follows:

3.  The name and mailing address of the general partner is:

Niska GP ULC

400 — 607 8th Ave SW

Calgary, AB T2P 0A7

Canada

Attention: General Counsel

The undersigned, being the sole general partner of the Partnership has caused this Certificate of Amendment to be duly executed as of June 21, 2010.

GENERAL PARTNER:

Niska GP ULC

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel
& Corporate Secretary